EXHIBIT 10.7
SECURITIES EXCHANGE AGREEMENT
This Securities Exchange Agreement is entered into and dated as of May 19, 2009 (this “Agreement”), by and among EasyLink Services International Corporation, a Delaware corporation (the “Company”), and each of the purchasers identified on the signature pages hereto (each, a “Purchaser” and, collectively, the “Purchasers”).
WHEREAS, Internet Commerce Corporation, the Company’s predecessor, and the Purchasers entered into a Securities Purchase Agreement, dated as of May 3, 2007, pursuant to which, among other things, the Purchasers agreed to purchase from the Company certain Notes, Additional Investment Rights and Warrants, as the same was amended by the Amendment to Securities Purchase Agreement, dated as of August 20, 2007, the Consent and Release Agreement, dated as of October 24, 2007, the Second Amendment to Securities Purchase Agreement, dated as of December 18, 2007, the Third Amendment to Securities Purchase Agreement, dated as of February 22, 2008, and the Fourth Amendment to Securities Purchase Agreement, dated as of December 31, 2008 (as so amended, the “Purchase Agreement”);
WHEREAS, pursuant to the Purchase Agreement, the Company issued and sold to the Purchasers certain Notes, Additional Investment Rights and Warrants (as such terms are defined in the Purchase Agreement);
WHEREAS, the Company now wishes to exchange all of the remaining outstanding Notes, Additional Investment Rights and Warrants for the Securities (as defined herein), the Cash Principal Repayment (as defined herein) and the Cash Interest Repayment (as defined herein) (such transactions are referred to herein as the “Exchange”); and
WHEREAS, the Purchasers have agreed to the Exchange, subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
1.1 Definitions. Except as set forth in this Section 1.1, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.
“Agreement” has the meaning set forth in the introduction.
“Business Day” means any day except Saturday, Sunday and any day that shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Cash Interest Repayment” means a payment in an amount equal to all accrued but unpaid interest on the Notes as of the Closing Date.
“Cash Principal Repayment” means a payment in the amount of $30,000,000.
“Closing” means the consummation of the transactions set forth in Sections 2.1, 2.2 and 2.3 pursuant to Section 6.1.
“Closing Date” means the date of the Closing.
“Common Shares” has the meaning set forth in Section 2.1(c).
“Common Stock” means the class A common stock of the Company, par value $0.01 per share.
“Company” has the meaning set forth in the introduction.
“Company Material Adverse Effect” means any material adverse effect on the business, earnings, operations, assets, liabilities, properties, condition (financial or otherwise), prospects, results of operations or net worth of the Company and it Subsidiaries, taken as a whole.
“Eligible Market” means any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Capital Market or any successor thereto.
“Law” means any statutes, laws (including common law), rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, applicable to the Company or any of its Subsidiaries, as applicable, or their respective properties or assets.
“New Warrants” means the Common Stock purchase warrants in the form attached hereto as Exhibit A.
“Purchase Agreement” has the meaning set forth in the preamble.
“Purchaser” and “Purchasers” have the meanings set forth in the introduction.
“Required Approvals” has the meaning set forth in Section 3.1(d).
“Securities” means the Common Shares, the Series E Preferred Shares, the New Warrants and the Underlying Shares issued or issuable (as applicable) to the applicable Purchasers pursuant to the Transaction Documents.
“Senior Indebtedness Facility” has the meaning set forth in Section 5.2(d).
“Series E Preferred Certificate of Designations” means the Certificate of the Powers, Designations, Preferences and Relative, Participating, Optional and Other Special Rights of the Series E Redeemable Preferred Stock in the form attached hereto as Exhibit B.

“Series E Preferred Shares” has the meaning set forth in Section 2.1(e).
“Series E Preferred Stock” the Series E Redeemable Preferred Stock of the Company, $0.01 par value per share, created pursuant to the Series E Preferred Certificate of Designations.
“Trading Days” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.
“Trading Market” means Nasdaq Global Market or any other primary Eligible Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.
“Transaction Documents” means this Agreement, the New Warrants and the Series E Certificate of Designations.
“Underlying Shares” means the shares of Common Stock issuable upon exercise of the New Warrants.
ARTICLE II.
EXCHANGE OF NOTES, ADDITIONAL INVESTMENT RIGHTS AND WARRANTS
2.1 Exchange of Notes, Additional Investment Rights and Warrants. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall:
(a) pay to the Purchasers the Cash Principal Repayment by wire transfer of immediately available funds to bank accounts designated by the Purchasers in writing;
(b) pay to the Purchasers the Cash Interest Repayment by wire transfer of immediately available funds to bank accounts designated by the Purchasers in writing;
(c) issue 1,980,426 shares of Common Stock in the aggregate (collectively, the “Common Shares”), which shall be divided among and registered in the names of the Purchasers as set forth on Schedule 2.1;
(d) issue New Warrants to purchase up to 2,841,892 shares of Common Stock in the aggregate, which shall be divided among and registered in the names of the Purchasers as set forth on Schedule 2.1; and
(e) issue to the Purchasers up to 10,000 shares of Series E Preferred Stock (collectively, the “Series E Preferred Shares”), which shall be divided among and registered in the names of the Purchasers as set forth on Schedule 2.1; provided, however, that the aggregate number of Series E Preferred Shares issued shall be reduced by one share for each $1,000 or fraction thereof of all principal payments made by the Company with respect to the Notes after February 17, 2009 but prior to Closing; provided, further, that the value of any fractional share of Series E Preferred remaining following the foregoing adjustment shall be paid by the Company to the Purchasers in cash, and no fractional share of Series E Preferred shall be issued.

2.2 Cancellation of Notes, Additional Investment Rights and Warrants. Subject to the terms and conditions set forth in this Agreement, at the Closing:
(a) the Notes shall automatically be deemed repaid in full and cancelled;
(b) the Additional Investment Rights shall automatically be deemed cancelled; and
(c) the Warrants shall automatically be deemed cancelled.
2.3 Waiver of Penalties; Termination of Security Interests and Agreements. Subject to the terms and conditions set forth in this Agreement, at the Closing:
(a) the Purchasers shall be deemed to have waived any rights to any prepayment or repurchase penalties pursuant to the Purchase Agreement or the Notes;
(b) the Purchasers shall provide the Company with a payoff letter authorizing the Company to release all existing security interests they hold in the assets of the Company and its Subsidiaries; and
(c) the Company and the Purchasers shall be deemed to have mutually terminated the Purchase Agreement and the Security Agreements.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
3.1 Representations and Warranties of the Company. Except as set forth in the Schedules to this Agreement, the Company hereby represents and warrants to the Purchasers, as of the date hereof and as of the Closing Date, as follows:
(a) Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents or (iii) adversely affect the business, earnings, operations, assets, liabilities, properties, condition (financial or otherwise), prospects, results of operations or net worth of the Company and it Subsidiaries, taken as a whole.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery by the Company of the Transaction Documents and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company, and no further consent or action is required by the Company, the Company’s Board of Directors or its stockholders including pursuant to any rules or regulations of the Trading Market. Each Transaction Document has been duly executed by the Company, and when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of clause (ii) or (iii) above, as could not, individually or in the aggregate, have, or could reasonably be expected to result in, a Company Material Adverse Effect.
(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of a Notification: Change in the Number of Shares Outstanding with the Trading Market, the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act and applicable Blue Sky filings, each of which shall be made as promptly as practicable following the Closing (collectively, the “Required Approvals”).
(e) Issuance of the Securities. The Securities have been duly authorized. The Common Shares, the Series E Preferred Shares and the New Warrants have been, and the Underlying Shares, when issued in accordance with the terms of the New Warrants, will be, validly issued. The Common Shares, the Series E Preferred Shares and the New Warrants are, and the Underlying Shares, when issued in accordance with the terms of the New Warrants, will be, fully paid and nonassessable and free of preemptive or similar rights. Subject to the receipt of the Required Approvals, the Common Shares, the Series E Preferred Shares and the New Warrants have been, and the Underlying Shares, when issued in accordance with the terms of the New Warrants, will be, issued in compliance with applicable securities laws, rules and regulations. The issuance and exchange of the Securities contemplated hereby does not conflict with or violate any rules or regulations of the Trading Market. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock to be issued to the Purchasers upon exercise of the New Warrants.

(f) Capitalization. The number of shares and type of all authorized, issued and outstanding securities of the Company immediately prior to and after giving effect to the transactions contemplated hereby are as specified in Schedule 3.1(f). All outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Other than as set forth in Schedule 3.1(f) and except for the Securities, there is no outstanding, and there has not been reserved for issuance any: (i) share of capital stock or other voting securities of the Company, (ii) options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any securities of the Company, (iii) contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional securities of the Company or (iv) securities or rights convertible or exchangeable into securities of the Company; No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The issue and sale of the Securities will not obligate the Company to issue any securities to any Person (other than the Purchasers) and will not result in a right of any holder of securities of the Company to adjust the exercise, conversion, exchange or reset price under such securities. The Company’s Form 10-K for the year ended July 31, 2008 (the “10-K Filings”) filed with the Commission contains a list of all of the Company’s and its Subsidiaries’ respective equity compensation plans as reflected on the Closing Date. There is no outstanding obligation of the Company to repurchase, redeem or otherwise acquire any of their securities. There is no stockholder agreement, voting trust or other agreement or understanding to which the Company is a party or by which the Company is bound relating to the voting, purchase, transfer or registration of any securities of the Company.
(g) SEC Reports; Financial Statements. The Company has filed all reports, forms, schedules, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2008 (or such shorter period as the Company was required by law to file such materials) (the foregoing materials, as supplemented or amended since the time of filing, and together with all information incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP consistently applied during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial (individually and in the aggregate), year-end audit adjustments and the absence of footnotes.

(h) Material Changes. Since July 31, 2008 (except as disclosed in the SEC Reports) (i) each of the Company and its Subsidiaries has conducted its business in the ordinary course consistent with past practice, (ii) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Company Material Adverse Effect, (iii) except for the Senior Indebtedness Facility, neither the Company nor any of its Subsidiaries has incurred any material liabilities (contingent or otherwise), (iv) the Company has not altered its method of accounting or the identity of its auditors and (v) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.
(i) Subsidiaries. Each Subsidiary of the Company is duly organized, validly existing and in good standing (to the extent the concept of good standing is applicable) under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority to own its properties and to carry on its businesses as now conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of its businesses as now conducted requires it to qualify, except where the failure to be qualified as a foreign corporation would not have, either individually or in the aggregate, a Company Material Adverse Effect. All of the Subsidiaries are wholly owned by the Company and, except for the shares of capital stock of the Subsidiaries owned by the Company, there are: (i) no outstanding, and there has not been reserved for issuance to any other Person any, shares of capital stock or other voting securities of any Subsidiary, (ii) no outstanding, and there has not been reserved for issuance to any other Person any, options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any securities of any Subsidiary, (iii) no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional securities or (iv) no outstanding, and there has not been reserved for issuance to any other Person any, securities or rights convertible or exchangeable into securities of any Subsidiary.

(j) Litigation. There is no action, suit, hearing, claim, investigation, arbitration or proceeding pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries or their respective assets or properties, or their respective officers and directors, in their capacity as such, before or by any court, arbitrator or Governmental Authority that, if adversely determined, would reasonably be expected to have a Company Material Adverse Effect or, as of the date of this Agreement, which challenges this Agreement or the transactions contemplated by this Agreement.
(k) No Brokers; Commissions. No Person is entitled to any brokerage, finder’s or similar compensation in connection with the transactions contemplated by this Agreement or the other Transaction Documents based on any arrangement or agreement made by or on behalf of the Company for which the Company could become liable or obligated; No commission or other remuneration is paid or given directly or indirectly by the Company for soliciting the Exchange.
3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:
(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of the Transaction Documents to which such Purchaser is a party has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.
(b) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes and not with a view to distributing or reselling such Securities or any part thereof in violation of applicable securities laws, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser understands that the Securities have not been registered under the Securities Act, and therefore the Securities may not be sold, assigned or transferred unless (i) a registration statement under the Securities Act is in effect with respect thereto or (ii) an exemption from registration is available.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.
(d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
(f) No Brokers; Commissions. No Person is entitled to any brokerage, finder’s or similar compensation in connection with the transactions contemplated by this Agreement or the other Transaction Documents based on any arrangement or agreement made by or on behalf of the such Purchaser for which such Purchaser could become liable or obligated; No commission or other remuneration is paid or given directly or indirectly by such Purchaser for soliciting the Exchange.
ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES
4.1 Conduct Pending Closing. From the date hereof until the earlier to occur of (i) the Closing and (ii) the termination of this Agreement pursuant to Section 7.1 below, the Purchasers shall not exercise the Additional Investment Rights in whole or in part, exercise the Warrants in whole or in part, or demand registration of any securities pursuant to the registration rights provisions of the Purchase Agreement.
4.2 No Transfer Restrictions.
(a) The Purchasers may freely sell, assign, transfer, bequest or otherwise dispose of any of the Securities in compliance with any applicable securities Laws.
(b) The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement secured by the Securities and, if required under the terms of such agreement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

4.3 Further Assurances. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of the Transaction Documents or consummate the transactions contemplated thereby, the Company and the Purchasers hereby agree to take all such lawful and necessary actions.
ARTICLE V.
CONDITIONS
5.1 Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (provided that the representations and warranties modified by “materiality” shall be true and correct in all respects) as of the date made and as of the Closing as though made on and as of such date;
(b) Performance. The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing or at all times prior to the Closing, as applicable;
(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;
(d) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on an Eligible Market.
(e) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement.
(f) Legal Opinion. The Purchasers shall have received a customary opinion in the form agreed by the parties addressed to the Purchasers and dated the Closing Date, of Troutman Sanders LLP, counsel to Company.

5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date made and as of the Closing Date as though made on and as of such date;
(b) Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing;
(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;
(d) Senior Indebtedness Facility. The Company shall have secured, closed and had funded a senior indebtedness facility deemed suitable by the Company in its sole discretion (the “Senior Indebtedness Facility"), in a minimum amount of $30 million.
ARTICLE VI.
CLOSING
6.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company and the Purchasers shall perform those actions set forth in Sections 2.1, 2.2 and 2.3 of this Agreement. The Closing shall take place simultaneously with the closing and funding of the Senior Indebtedness Facility at the offices of Troutman Sanders LLP, 600 Peachtree Street, NE, Atlanta, Georgia 30308 or at such other location or time as the parties to this Agreement may agree in writing.
6.2 Closing Deliveries.
(a) At the Closing, the Company shall deliver or cause to be delivered to the Purchasers the following:
(i) the Cash Principal Repayment, the Cash Interest Repayment, the Common Shares, the New Warrants and the Series E Preferred Shares, as set forth in Section 2.1;
(ii) a certificate dated as of the Closing Date and signed by the Chief Executive Officer of the Company certifying as to the fulfillment of each of the conditions set forth in Sections 5.1(a), (b) and (d);
(iii) a certificate of the Secretary of the Company dated as of the Closing Date certifying: (1) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company in effect on the Closing Date; (2) that attached thereto is a true and complete copy of the By-laws of the Company in effect on the Closing Date; (3) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the other Transaction Documents; and (4) the signatures and titles of the officers of the Company executing each of the Transaction Documents;

(iv) the legal opinion pursuant to Section 5.1(f); and
(v) any other document reasonably requested by the Purchasers.
(b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:
(i) the original Notes marked “Repaid in Full” and “Cancelled”;
(ii) the original Additional Investment Rights marked “Cancelled”;
(iii) the original Warrants marked “Cancelled”;
(iv) a certificate dated as of the Closing Date and signed by the Chief Financial Officer of each Purchaser certifying as to the fulfillment of each of the conditions set forth in Sections 5.2(a) and (b);
(v) a payoff letter authorizing the Company to release all existing security interests the Purchasers hold in the assets of the Company and its subsidiaries in all jurisdictions in which the Purchasers perfected and protected the liens and security interests created under the Security Agreements;
(vi) each of the physical stock certificates of the Subsidiaries of the Company in the possession of the Purchasers (or if any such certificates is not available, a loss affidavit), along with an undated stock power for each of such certificate, executed in blank; and
(vii) any other document reasonably requested by the Company.
ARTICLE VII.
MISCELLANEOUS
7.1 Termination.
(a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:
(i) by the mutual written consent of the Company and each Purchaser;

(ii) by any Purchaser or the Company if the Closing has not been consummated by June 30, 2009 (such date shall be referred to herein as the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(a)(ii) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the Closing not to occur on or before the Outside Date;
(iii) by any Purchaser (if such Purchaser is not in material breach of its obligations or its representations and warranties under this Agreement) if (A) the Company is in material breach of its obligations under this Agreement, which breach remains uncured after 30 days’ notice of such breach by any Purchaser, or (B) if facts exist which render impossible one or more of the conditions set forth in Section 5.1 by the Outside Date;
(iv) by the Company (if the Company is not in material breach of its obligations or its representations and warranties under this Agreement) if (A) any Purchaser is in material breach of its obligations under this Agreement, which breach remains uncured after 30 days’ notice of such breach by the Company, or (B) if facts exist which render impossible one or more of the conditions set forth in Section 5.2 by the Outside Date; or
(v) by written notice of either the Purchasers or the Company, if a court or Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order that is in effect and permanently enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, which statute, law, ordinance, rule, regulation, judgment, decree, injunction or order is final and nonappealable.
(b) No termination of this Agreement shall affect the right of any party to sue for any breach by the other party (or parties).
7.2 Fees and Expenses. At the Closing, the Company shall pay to the Purchasers the reasonable legal, accounting and other and fees and expenses incurred by them in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.
7.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, specifying next business day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The addresses for such notices and communications are as follows:

If to the Company:	EasyLink Services International Corporation
6025 The Corners Parkway, Suite 100 Norcross, GA 30092 Attention: Glen Shipley Fax No.: (678) 229-9087

With a copy to:	Troutman Sanders LLP
Bank of America Plaza 600 Peachtree Street, NE Atlanta, GA 30308 Attention: Larry W. Shackelford, Esq. Fax No.: (404) 962-6548

If to the Purchasers:	To the address set forth under such Purchaser’s name on the signature pages attached hereto.
or such other address as may be designated in writing hereafter, in the same manner, by such Person by two Trading Days’ prior notice to the other party in accordance with this Section 7.4.
7.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Purchasers. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
7.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties to this Agreement and any attempt to make any such assignment without such consent shall be null and void; provided, however, that no consent shall be required in connection with the assignment by a party of any of its right and obligations hereunder to any of its Affiliates. Notwithstanding anything to the contrary herein, Securities may be pledged to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

7.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
7.9 Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). ANY JUDICIAL PROCEEDING BROUGHT AGAINST ANY OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY OR THE COMMERCIAL DIVISION, CIVIL BRANCH OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IRRESPECTIVE OF WHERE SUCH PARTY MAY BE LOCATED AT THE TIME OF SUCH PROCEEDING, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OR OPPOSITION TO SUCH JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
7.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and/or exercise of the Securities, as applicable, until the date of the filing of the Company’s Form 10-K for the year ended July 31, 2009; provided, however, that the representations and warranties contained in Clauses (a), (b), (e) and (k) of Section 3.1 shall survive indefinitely. All covenants requiring performance prior to Closing shall expire on the Closing Date.
7.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.
7.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.
7.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
7.15 Indemnification.
(a) The Company agrees from and after the Closing Date to indemnify, defend and hold harmless the Purchasers and all of their respective officers, managers, directors, shareholders, members, Affiliates, employees and agents (the “Indemnified Persons”) from and against any direct liabilities, costs, damages, deficiencies, penalties, fines or other losses or expenses incurred by such Indemnified Persons, but not including any loss of profits, consequential, exemplary or punitive damages (collectively, “Loss”) actually incurred by the Indemnified Persons arising out of or resulting from (i) any breach by the Company of any representation or warranty contained in Section 3.1 of this Agreement and (ii) any breach by the Company of any covenant of the Company contained in Article IV of this Agreement; provided, that, in each case, the relevant Indemnified Person has submitted to the Company a Notice of Claim or Third-Party Notice, as applicable, in respect thereof prior to the date of expiration of the applicable survival period specified in Section 7.10 (an “Indemnification Claim”).
(b) If any Indemnified Person shall claim indemnification hereunder for any claim (other than a third-party claim) for which indemnification is provided in Section 7.15(a) above, the Indemnified Person shall promptly, and in any event within fifteen (15) days after it first becomes aware of facts that give rise to the basis for such claim, give written notice (a “Notice of Claim”) to the Company, setting forth the basis for such claim and the nature and estimated amount of the claim, all in reasonable detail. If the Company disputes any claim set forth in the Notice of Claim, it may, at any time, deliver to the Indemnified Person that has given the Notice of Claim a written notice indicating its dispute of such Notice of Claim.

(c) If an Indemnified Person shall claim indemnification hereunder arising from any claim or demand of a third party for which indemnification is provided in Section 7.15(a) above, the Indemnified Person shall promptly, and in any event within fifteen (15) days after it first becomes aware of facts that give rise to the basis for such claim, give written notice (a “Third-Party Notice”) to the Company, of the basis for such claim, setting forth the nature of the claim or demand in reasonable detail. The Company, upon notice to the Indemnified Person, may at any time after receiving a Third-Party Notice, at its own cost and through counsel of its choosing, defend any claim or demand set forth in a Third-Party Notice. The Company shall from time to time apprise the Indemnified Person of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action and shall furnish the Indemnified Person with such documents and information filed or delivered in connection with such claim, liability or expense as the Indemnified Person may reasonably request. The Indemnified Person shall not admit any liability to any third party in connection with any matter that is the subject of a Notice of Claim and shall cooperate fully in the manner requested by the Company in the defense of such claim. Notwithstanding anything herein stated, the Indemnified Person shall at all times have the right to fully participate in such defense at its own expense directly or through counsel. In the event the Company elects not to undertake the defense of a claim or fails to pursue diligently the defense of such claim and the Indemnified Person litigates or otherwise contests or settles the claim, then, the Company shall promptly reimburse the Indemnified Person for all Losses, including without limitation any amounts paid to litigate or otherwise contest or settle such claim and all amounts paid in satisfaction of a judgment against the Indemnified Person in contesting such claim and in providing its right to indemnification hereunder, all in accordance with the provisions of this Section 7.15(c). No claim will be settled by the Company or the Indemnified Person without the consent of the other, which consent will not be unreasonably withheld or delayed; provided, however, that the Company shall not be required to obtain the consent of the Indemnified Person to a settlement if (i) such settlement would not involve relief other than monetary damages and (ii) the Indemnified Person shall be fully released from all liability relating to such claim in connection with such settlement.
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SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed and delivered by their respective authorized signatories as of the date first indicated above.

EASYLINK SERVICES INTERNATIONAL CORPORATION
By:	/s/ Glen E. Shipley
	Name:	Glen E. Shipley
	Title:	Chief Financial Officer
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SIGNATURE PAGES OF PURCHASERS FOLLOW.]

PURCHASERS: YORK CAPITAL MANAGEMENT, L.P.
By:	Dinan Management, LLC, its general partner

By:	/s/ Adam J. Semler
	Name:	Adam J. Semler
	Title:	Chief Financial Officer
Address for Notice:
York Capital Management, L.P.
c/o York Capital Management
767 Fifth Avenue
17th Floor
New York, NY 10153
Facsimile No.: (212) 300-1302
Attn.: Adam J. Semler, Chief Financial Officer
With a copy to:
Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.

PURCHASERS: YORK INVESTMENT LIMITED
By:	York Offshore Holdings, Ltd., its investment manager

By:	/s/ Adam J. Semler
	Name:	Adam J. Semler
	Title:	Director
Address for Notice:
York Investment Limited
c/o York Capital Management
767 Fifth Avenue
17th Floor
New York, NY 10153
Facsimile No.: (212) 300-1302
Attn.: Adam J. Semler, Chief Financial Officer
With a copy to:
Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.

PURCHASERS: YORK SELECT, L.P.
By:	York Select Domestic Holdings, LLC, its general partner

By:	/s/ Adam J. Semler
	Name:	Adam J. Semler
	Title:	Chief Financial Officer
Address for Notice:
York Select, L.P.
c/o York Capital Management
767 Fifth Avenue
17th Floor
New York, NY 10153
Facsimile No.: (212) 300-1302
Attn.: Adam J. Semler, Chief Financial Officer
With a copy to:
Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.

PURCHASERS: YORK SELECT UNIT TRUST
By:	York Select Offshore Holdings, LLC, its investment manager

By:	/s/ Adam J. Semler
	Name:	Adam J. Semler
	Title:	Chief Financial Officer
Address for Notice:
York Select Unit Trust
c/o York Capital Management
767 Fifth Avenue
17th Floor
New York, NY 10153
Facsimile No.: (212) 300-1302
Attn.: Adam J. Semler, Chief Financial Officer
With a copy to:
Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.

PURCHASERS: YORK CREDIT OPPORTUNITIES FUND, L.P.
By:	York Credit Opportunities Domestic Holdings, LLC, its general partner

By:	/s/ Adam J. Semler
	Name:	Adam J. Semler
	Title:	Chief Financial Officer
Address for Notice:
York Credit Opportunities Fund, L.P.
c/o York Capital Management
767 Fifth Avenue
17th Floor
New York, NY 10153
Facsimile No.: (212) 300-1302
Attn.: Adam J. Semler, Chief Financial Officer
With a copy to:
Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.